Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-188410 on Form F-3 of our reports dated March 17, 2015, relating to the consolidated financial statements of Brookfield Infrastructure Partners L.P., and the effectiveness of Brookfield Infrastructure Partners L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Brookfield Infrastructure Partners L.P. for the year ended December 31, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada

March 17, 2015